UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2013

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today reported positive clinical data from a completed phase 1 study of PSMA ADC, an antibody-drug conjugate (ADC) designed to selectively deliver chemotherapy to cells that express prostate-specific membrane antigen (PSMA).   Findings were presented at the 2013 Genitourinary Cancers Symposium, a meeting co-sponsored by the American Society of Clinical Oncology (ASCO), the American Society for Radiation Oncology (ASTRO) and the Society of Urologic Oncology (SUO), currently being held in Orlando, Florida.
A poster entitled "Prostate-Specific Membrane Antigen Antibody Drug Conjugate (PSMA ADC): A Phase 1 Trial in Subjects with Metastatic Castration-Resistant Prostate Cancer (mCRPC) Previously Treated with Taxane" is being presented today by Daniel P. Petrylak, M.D., Director of the Prostate Cancer Program/Genitourinary Cancer Program and Co-Director of the Signal Transduction Program at Yale University Medical Center. The poster will be available for the next 30 days on the Events page at www.progenics.com.
A copy of the Company's press release is included in this Report as Exhibit 99.1, and the information contained therein is incorporated into this Item 8.01 by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued February 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Senior Executive Director,
Financial Reporting and Treasurer
(Principal Financial and Accounting Officer)

Date: February 14, 2013